SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement                  [ ]   Confidential for Use of
                                                         the Commission Only (as
                                                         (permitted by Rule
                                                         14a-6(e)(2))
[X]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Kerr-McGee Corporation
                (Name of Registrant as Specified in Its Charter)

                                       N/A
               (Name of Person(s) Filing Proxy Statement, if other
                              than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

      1) Title of each class of securities to which transaction applies: Common stock
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:
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      3)   Filing Party:
      4)   Date Filed:




           Notice of 2001
 Annual Meeting of Stockholders and
           Proxy Statement





                                                      2001
          [KERR-MCGEE LOGO]
                                             KERR-McGEE CORPORATION

-------------------------------------                             March 23, 2001
                                       Dear Stockholders:

                                                On   behalf   of  the  Board  of
Tuesday, May 8, 2001                   Directors,  it  is  my pleasure to invite
9:00 a.m                               you  to  Kerr-McGee  Corporation's   2001
                                       Annual  Meeting  of  Stockholders,  which
123 Robert S. Kerr Avenue              will  be held on Tuesday, May 8, 2001, at
Oklahoma City, Oklahoma                the Robert S. Kerr Auditorium, Kerr-McGee
                                       Center,  123  Robert  S.   Kerr   Avenue,
                                       Oklahoma City, Oklahoma.

                                                Attached   is  the   Notice   of
                                       Meeting   and  Proxy   Statement,   which
                                       describes  in detail the matters on which
                                       you  are  being  asked  to  vote.   These
                                       matters   are   the   election   of  five
                                       directors  and  the  ratification  of the
                                       appointment   of    independent    public
                                       accountants.     Also     enclosed     is
                                       Kerr-McGee's 2000 Annual Report.

                                                Your vote is important no matter
                                       how many  shares you own.  Regardless  of
                                       whether you plan to attend the meeting, I
                                       encourage   you  to   promptly   vote  by
                                       telephone or Internet or complete and return the enclosed proxy card to ensure that your shares will be represented at the meeting.

                                           Sincerely yours,


                                           Luke R. Corbett,
                                           Chairman and Chief Executive Officer



[KERR-MCGEE LOGO]                       KERR-McGEE CORPORATION
                             P. O. Box 25861 o OKLAHOMA CITY, OKLAHOMA 73125



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To Our Stockholders:

     Kerr-McGee Corporation's 2001 Annual Meeting of Stockholders will be held at 9:00 a.m. on Tuesday, May 8, 2001, at the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma.

     At the meeting, Stockholders will act on the following matters:

          1.  Election of Five Directors; and

          2.  Ratification of the Appointment of Independent Public Accountants.

     These matters are described in detail in the Proxy Statement. The Board of Directors recommends a vote FOR Items 1 and 2.

     Stockholders of record of Kerr-McGee Corporation common stock at the close of business on March 9, 2001, are entitled to receive notice of and to vote at the meeting.

     It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please vote by telephone or Internet or complete and return the proxy card in the enclosed envelope as soon as possible.

                                      Sincerely,



                                      Gregory F. Pilcher
                                      Senior Vice President,
                                      General Counsel and Secretary



                             KERR-McGEE CORPORATION
                                Kerr-McGee Center
                                 P. O. Box 25861
                          Oklahoma City, Oklahoma 73125

                             Proxy Statement for the
                       2001 Annual Meeting of Stockholders
                            on May 8, 2001 at 9 a.m.



     The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Kerr-McGee Corporation (the "Company"). This Proxy Statement and the accompanying form of proxy are first being mailed to Stockholders on March 23, 2001.

     Stockholders of record may appoint proxies to vote their shares in one of three ways:

1. Via Internet pursuant to the instructions on the Proxy Card;
2. Calling the toll-free number on the enclosed Proxy Card; or
3. Signing, dating and mailing the enclosed Proxy Card in the envelope provided.

     Proxies will be voted as directed, unless revoked at or before the Annual Meeting on May 8, 2001. Any Stockholder who attends the Annual Meeting and elects to vote in person may at the meeting revoke a previously designated proxy. Otherwise, a Stockholder must advise the Corporate Secretary in writing of the revocation of a proxy.

     Under Section 216 of the Delaware General Corporation Law and the Kerr-McGee Corporation ByLaws (the "ByLaws"), a majority of the shares of the common stock of the Company, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be the act of the Stockholders. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. Abstentions will have the effect of votes against a proposal, and broker nonvotes have no effect on the vote.

                                VOTING SECURITIES

     The Company's only class of voting securities is its common stock having a par value of $1.00 per share (the "Common Stock"), of which there were 94,487,325 shares outstanding as of the close of business on March 9, 2001, the record date for Stockholders entitled to receive notice of and to vote at this meeting. Each share is entitled to one vote. The number of shares outstanding does not include treasury stock, which will not be voted.

                            AGENDA FOR ANNUAL MEETING

     Two items of business are scheduled for the 2001 Annual Meeting, as follows:

     1.  Election of Five Directors; and
     2. Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants.

Both of these items are discussed below.

The Board of Directors unanimously recommends you vote "FOR" each of these items.

Item No. 1

                              ELECTION OF DIRECTORS

     The Board of Directors has nominated William E. Bradford, Luke R. Corbett, David C. Genever-Watling, William C. Morris and Farah M. Walters for election as Directors for a term expiring at the 2004 Annual Meeting and in each case until their respective successors are elected and qualified. The nominees are currently Directors of the Company whose terms expire at the 2001 Annual Meeting.
     The Board of Directors has fixed the number of Directors at 11. The Company's Certificate of Incorporation and ByLaws provide that Directors shall be divided into three classes serving staggered three-year terms.
     None of the nominees are related to any executive officer of the Company, its subsidiaries, limited liability companies or affiliates. All nominees have consented to serve, and the Company has no reason to believe any nominee will be unavailable. Should any nominee become unavailable for any reason, the proxies will be voted for a substitute nominee to be named by the Board unless the number of Directors constituting a full board is reduced.

     Biographical and other information about each of the nominees is set forth in the proxy materials beginning on Page 4 under "Director Information".

The Board of Directors unanimously recommends a vote "FOR" the election to the Board of each of the nominees.

Item No. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP, an independent public accounting firm, as the Company's independent public accountants for 2001 in accordance with the recommendation of the Audit Committee. Arthur Andersen served in the same capacity for the year ended December 31, 2000.

     At the Annual Meeting, the Stockholders will vote on the ratification of the appointment of Arthur Andersen LLP as independent public accountants for 2001.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions from Stockholders.


The Board of Directors  unanimously  recommends a vote "FOR" ratification of the
appointment  of  Arthur  Andersen  LLP  as  the  Company's   independent  public
accountants.

     If the appointment of Arthur Andersen LLP is not ratified by the Stockholders, if Arthur Andersen LLP ceases to act as the Company's independent public accountants, or if the Board of Directors removes Arthur Andersen LLP as the Company's independent public accountants, the Board will appoint another independent public accounting firm. The engagement of a new independent public accounting firm for 2002 will be subject to ratification by the Stockholders at the 2002 Annual Meeting.


                              DIRECTOR INFORMATION


The following contains information concerning the Company's directors, including the five nominees standing for election at the Annual Meeting. All information is as of March 1, 2001. Information about each director's ownership of Company common stock is contained on Page 7 under the caption "Security Ownership". Information about director compensation is contained on Page 8 under the caption "Information About the Board of Directors - Compensation".


--------------------------------------------------------------------------------

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                            (FOR A TERM ENDING 2004)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[WILLIAM E. BRADFORD PHOTO]           WILLIAM E. BRADFORD, 66, is  retired  from
                                      Halliburton Company,  a provider of energy
                                      and  energy  services,  where he served as
                                      Chairman of the Board from 1998 to January
                                      2000.  From  1996  to  1998,  Mr. Bradford
                                      served  as Chairman of the Board and Chief
                                      Executive  Officer  of Dresser Industries,
                                      Inc., now merged with Halliburton Company.
                                      Mr. Bradford  has  served on the Company's
                                      Board of  Directors since 1999.  He chairs
                                      the   Board's    Executive    Compensation
                                      Committee and is a member of the Audit and
                                      Finance  Committees.    Mr. Bradford  also
                                      serves  on  the  Board  of  Directors   of
                                      Ultramar/Diamond Shamrock, Inc.

--------------------------------------------------------------------------------

[LUKE R. CORBETT PHOTO]               LUKE R.  CORBETT,  54, is  Chairman of the
                                      Board and Chief  Executive  Officer of the
                                      Company.  He has  served in that  capacity
                                      since May 1999 and also from February 1997
                                      to February  1999.  Between  February 1999
                                      and May 1999, he served as Chief Executive
                                      Officer,  and from 1995 to 1997, he served
                                      as President and Chief Operating  Officer.
                                      Mr.  Corbett,  a member  of the  Company's
                                      Board of Directors since 1995, also serves
                                      on the Boards of  Directors  of OGE Energy
                                      Corp. and BOK Financial Corp.

--------------------------------------------------------------------------------

[DAVID C. GENEVER-WATLING PHOTO]      DAVID C. GENEVER-WATLING, 55, is President
                                      of GW  Enterprises  LLC, an investment and
                                      management  firm,  a position  he has held
                                      since  1998.  From 1997 to 2000,  he was a
                                      Managing   Director   of  SMG   Management
                                      L.L.C.,  an investment firm, and from 1992
                                      to 1995,  he served as President and Chief
                                      Executive   Officer  of  General  Electric
                                      Industrial   and   Power   Systems.    Mr.
                                      Genever-Watling    has   served   on   the
                                      Company's  Board of Directors  since 1999.
                                      He chairs the Board's Audit  Committee and
                                      is a member of the Executive  Compensation
                                      and Nominating Committees.

--------------------------------------------------------------------------------

[WILLIAM C. MORRIS PHOTO]             WILLIAM C. MORRIS, 62,  is Chairman of the
                                      Board of J. & W. Seligman & Co., Incorpor-
                                      ated,   Chairman  of  the  Board  of  Tri-
                                      Continental  Corporation,  and Chairman of
                                      the  Boards  of  the   companies  in   the
                                      Seligman  family  of investment companies,
                                      positions he has held since 1988.  He also
                                      is  Chairman  of  the   Board   of   Carbo
                                      Ceramics,  Inc.,  a  position  he has held
                                      since 1987.   Mr. Morris has served on the
                                      Company's  Board  of Directors since 1977.
                                      He chairs the Board's Nominating Committee
                                      and  is   a   member   of   the  Executive
                                      Compensation and Finance Committees.

--------------------------------------------------------------------------------

[FARAH M. WALTERS PHOTO]              FARAH M. WALTERS,  56,  is  President  and
                                      Chief  Executive  Officer  of   University
                                      Hospitals Health System, Cleveland,  Ohio,
                                      a  position  she has held since 1992.  Ms.
                                      Walters has served on the Company's  Board
                                      of Directors since 1993.  She is a  member
                                      of the Board's Executive Compensation  and
                                      Public   Responsibility  Committees.   Ms.
                                      Walters  also  serves  on  the  Boards  of
                                      Directors  of LTV Corporation and Poly One
                                      Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              CONTINUING DIRECTORS
                    (TERM EXPIRES AT THE 2002 ANNUAL MEETING)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[JOHN J. MURPHY PHOTO]                JOHN J. MURPHY, 69, retired as Chairman of
                                      the  Board  of Dresser Industries, Inc., a
                                      provider  of  hydrocarbon  energy products
                                      and  services,  in  1996  after serving in
                                      that  position  since  1983.  From January
                                      1997  to  2000, he was a Managing Director
                                      of  SMG  Management L.L.C.,  an investment
                                      firm.    Mr.  Murphy  has  served  on  the
                                      Company's  Board  of Directors since 1990.
                                      He  chairs  the  Board's Finance Committee
                                      and  is  a   member   of   the   Executive
                                      Compensation  and  Audit  Committees.  Mr.
                                      Murphy  also  serves  on  the  Boards   of
                                      Directors   of   Carbo   Ceramics,   Inc.;
                                      PepsiCo  Inc.; W. R. Grace & Co.; and Shaw
                                      Industries, Ltd.

--------------------------------------------------------------------------------

[MATTHEW R. SIMMONS PHOTO]            MATTHEW R. SIMMONS, 57,  is  President  of
                                      Simmons   &   Company   International,   a
                                      specialized  investment  banking firm that
                                      serves   the  worldwide  energy   services
                                      industry, a position he has held since the
                                      firm's founding in 1974.   Mr. Simmons has
                                      served on the Company's Board of Directors
                                      since 1999.  He is a member of the Board's
                                      Executive   Compensation,   Finance    and
                                      Nominating Committees.

--------------------------------------------------------------------------------

[IAN L. WHITE-THOMSON PHOTO]          IAN L. WHITE-THOMSON,   64,   retired   as
                                      Chairman  of  the  Board  of  U. S. Borax,
                                      Inc.,  a  provider  of  borax  and  borate
                                      products,  in June 1999,  after serving in
                                      that position since 1996.  In addition, he
                                      was  President and Chief Executive Officer
                                      of U. S. Borax,  Inc.,  from 1988 to 1999,
                                      and  Chief  Executive Officer of Rio Tinto
                                      Borax   Ltd.   from   1995  to  June 1999.
                                      Mr. White-Thomson  currently  is Executive
                                      Director  of  the  Los  Angeles  Opera,  a
                                      position  he has held since February 2000.
                                      Mr. White-Thomson   has   served  on   the
                                      Company's  Board  of Directors since 1999.
                                      He  is  a  member of the Board's Executive
                                      Compensation and Finance Committees.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              CONTINUING DIRECTORS
                    (TERM EXPIRES AT THE 2003 ANNUAL MEETING)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[SYLVIA A. EARLE PHOTO]               SYLVIA A. EARLE,  65,  is  Chair  of  Deep
                                      Ocean  Exploration  and Research, Inc.,  a
                                      position  she  has  held  since  1992 and,
                                      since 1998, has been Explorer-in-Residence
                                      for  the National Geographic Society.  Dr.
                                      Earle  has  been a member of the Company's
                                      Board  of  Directors since 1999.  She is a
                                      member   of    the    Board's    Executive
                                      Compensation,     Nominating   and  Public
                                      Responsibility Committees.

--------------------------------------------------------------------------------

[MARTIN C. JISCHKE PHOTO]             MARTIN C. JISCHKE,  59,  is  President  of
                                      Purdue  University, a position he has held
                                      since  August  2000.   He was President of
                                      Iowa  State University from 1991 to August
                                      2000.    Dr.  Jischke  has  served  on the
                                      Company's Board  of  Directors since 1993.
                                      He  is  a  member of the Board's Executive
                                      Compensation,  Public  Responsibility  and
                                      Audit Committees.

--------------------------------------------------------------------------------

[LEROY C. RICHIE PHOTO]               LEROY C. RICHIE, 59, is Chairman and Chief
                                      Executive  Officer  of  Q  Standards World
                                      Wide, Inc., a  position  he has held since
                                      September 2000.  From March 1999 to August
                                      2000  he  served  as  Chairman  and  Chief
                                      Executive  Officer   of   Capitol  Coating
                                      Technologies,  Inc.   He  was President of
                                      Intrepid    World   Communications    from
                                      September 1998 to February 1999. From 1990
                                      through  1997,   Mr.   Richie   was   Vice
                                      President    and   General   Counsel   for
                                      Automotive  Legal  Affairs   of   Chrysler
                                      Corporation.  Mr. Richie has served on the
                                      Company's  Board  of Directors since 1998.
                                      He    chairs     the    Board's     Public
                                      Responsibility  Committee  and is a member
                                      of  the  Executive  Compensation and Audit
                                      Committees.  Mr. Richie also serves on the
                                      Boards of  Directors of Infiniti, Inc. and
                                      J. & W. Seligman & Co., Incorporated.

--------------------------------------------------------------------------------

Security Ownership

         The following table sets forth the number of shares of Common Stock beneficially owned as of December 31, 2000 by each director and nominee, each of the executive officers named in the Summary Compensation Table and all directors and officers as a group, and the percentage represented by such shares of the total Common Stock outstanding on that date:




                            Number  of  Shares        Percent of
Name or Group               Beneficially Owned           Class
-------------------------   ------------------        ----------
William E. Bradford               11,192 (1)               *
Luke R. Corbett                  418,863 (2)
Sylvia A. Earle                    4,554
David C. Genever-Watling          10,530 (1)
Martin C. Jischke                  4,455 (1)
William C. Morris                 41,200
John J. Murphy                     1,865 (1)
Leroy C. Richie                    2,891 (1)
Matthew R. Simmons                 7,338 (1)
Farah M. Walters                   5,623 (1)
Ian L. White-Thomson               7,177 (1)
Kenneth W. Crouch                 57,199 (2)
Gregory F. Pilcher                22,661 (2)
Robert M. Wohleber                19,550 (2)
William P. Woodward               57,820 (2)

All directors and executive
officers as a group, including
those named above                929,207 (1)(2)            *

------------------------
* The percentage of shares beneficially owned by any single director, nominee or executive officer does not exceed 1%.

(1)  Includes  shares  held  by  the  Stock  Deferred   Compensation   Plan  for
     Non-Employee Directors.

(2) Includes shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of December 31, 2000: 338,300 shares for Mr. Corbett; 39,499 shares for Mr. Crouch; 13,533 shares for Mr. Pilcher; 13,333 shares for Mr. Wohleber; 42,900 shares for Mr. Woodward, and 655,777 shares for all directors and executive officers as a group.



                              INFORMATION ABOUT THE
                               BOARD OF DIRECTORS

Operations and Meetings

     During 2000 the Board held five meetings. Each director attended 75% or more of the aggregate number of meetings of the Board and the committees of the Board on which each such director served.

     Directors discharge their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman and other members of management about matters of interest and concern to the Company.

Compensation

     Directors who are not employees of the Company are paid an annual retainer fee of $30,000 and a fee of $1,000 for each Board meeting and committee meeting attended. Committee Chairs are paid an annual fee of $3,000. Under the 2000 Kerr-McGee Corporation Long Term Incentive Plan approved by Stockholders at the 2000 Annual Meeting, non-employee Directors also receive an annual grant of 400 shares of restricted common stock and options to purchase 2,000 shares of common stock at the market price prevailing on the date of the grant. Directors are reimbursed for travel expenses and lodging.

     Pursuant to the Deferred Compensation Plan for Non-Employee Directors, any director who is not an employee of the Company may elect to defer any cash compensation until such person ceases to be a director, after which the deferred compensation, together with interest, will be paid in cash in ten equal annual installments.

     Under the Stock Deferred Compensation Plan for Non-Employee Directors, a non-employee director may elect to defer compensation through the purchase of Common Stock on a year-by-year basis by notifying the Company on or before December 31 of the preceding year. Stock acquired pursuant to this nonqualified plan may not be distributed until 185 days after a participant ceases being a director.

Committees

     The Board has established and currently maintains an Audit Committee, an Executive Compensation Committee, a Finance Committee, a Nominating Committee and a Public Responsibility Committee, as standing committees.

     The Board established the Audit Committee in November 1973 to oversee the Company's financial reporting process. All members of the Committee are independent as defined under the Listing Standards of the New York Stock Exchange. The Committee is comprised of the following directors: David C. Genever-Watling (Chair), William E. Bradford, Martin C. Jischke, John J. Murphy and Leroy C. Richie. The Audit Committee had two formal meetings in 2000. In addition, the Chair of the Audit Committee held conference calls each quarter with the Company's independent public accountants and with the Company's Chief Accounting Officer in conjunction with the release of quarterly earnings. The Report of the Audit Committee begins on Page 9. The Audit Committee's Charter is attached as Exhibit "A".

     The Executive Compensation Committee reviews the salaries and incentive pay awards determined by the Chief Executive Officer for all officers of the Company and recommends to the full Board such changes as it may deem appropriate. The Executive Compensation Committee also recommends to the Board of Directors the salary and incentive compensation of the Chief Executive Officer. The compensation of the Chief Executive Officer is determined by the full Board. The Executive Compensation Committee also administers the Annual Incentive Compensation Plan, the Long Term Incentive Plan, the Executive Deferred Compensation Plan and the Supplemental Executive Retirement Plan. The Executive Compensation Committee is comprised of all 10 non-employee directors: William E. Bradford (Chair), Sylvia A. Earle, David C. Genever-Watling, Martin C. Jischke, William C. Morris, John J. Murphy, Leroy C. Richie, Matthew R. Simmons, Farah M. Walters and Ian L. White-Thomson. The Committee met three times in 2000. The report of the Executive Compensation Committee begins on Page 11.

     The Finance Committee reviews the annual budget and makes recommendations to the full Board regarding budget and finance matters. The Finance Committee consists of five non-employee directors: John J. Murphy (Chair), William E. Bradford, William C. Morris, Matthew R. Simmons and Ian L. White-Thomson. Luke
R. Corbett, Chairman of the Board and Chief Executive Officer, is an ex officio member. The Committee met one time in 2000.

     The Nominating Committee recommends nominees for election to the Board of Directors. The Nominating Committee will consider recommendations for the position of director submitted by Stockholders in writing in accordance with the Company's ByLaws to the Corporate Secretary, Kerr-McGee Corporation, P.O. Box 25861, Oklahoma City, Oklahoma 73125. To make a nomination, Stockholders should contact the Corporate Secretary to obtain a copy of the ByLaws. The Nominating Committee consists of five independent non-employee directors: William C. Morris (Chair), Sylvia A. Earle, David C. Genever-Watling, Matthew R. Simmons and Farah
M. Walters. The Committee did not meet in 2000.

     The Public Responsibility Committee meets when necessary to review and make recommendations to the Board of Directors regarding corporate governance and related matters as and when such matters arise. The Public Responsibility Committee consists of five non-employee directors: Leroy C. Richie (Chair), Sylvia A. Earle, Martin C. Jischke, Farah M. Walters and Ian L. White-Thomson. The Committee did not meet in 2000.

Certain Relationships

     During the year 2000, Carbo Ceramics, Inc., provided goods and services to the Company in the ordinary course of business totaling $134,334. William C. Morris is Chairman of the Board and controlling stockholder of Carbo Ceramics, Inc.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

     In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements contained in the Annual Report. The review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Company's independent public accountants are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Committee reviewed with Arthur Andersen LLP, the Company's independent public accountants, Arthur Andersen LLP's judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Committee also discussed with Arthur Andersen LLP, the independent public accountants' independence from management and the Company, including the matters contained in the written disclosures required by the Independence Standards Board. The Committee considered whether the provision of non-audit services by the Company's independent public accountants is compatible with maintaining the accountants' independence.

     The Committee discussed with both the Company's internal auditors and the independent public accountants the overall scope and plans for their respective audits. The Committee met with both the internal auditors and the independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2000 for filing with the Securities and Exchange Commission. The Committee also recommended to the Board the appointment of Arthur Andersen LLP as the Company's independent public accountants for 2001.


Submitted By:

Audit Committee

   David C. Genever-Watling, Chair
   William E. Bradford
   Martin C. Jischke
   John J. Murphy
   Leroy C. Richie


                 FEES PAID TO THE INDEPENDENT PUBLIC ACCOUNTANTS

     During calendar year 2000, the Company retained Arthur Andersen LLP, the Company's independent public accountants, to provide services in the following categories and amounts:

Audit Fees                          $2,187,000
                                     ---------
Information Technology
    Consulting Fees                 $    --
                                     ---------
All other fees
     Audit and Accounting (1)       $  308,000
     Tax                             1,501,000
     Other                             398,000
                                     ---------

       Total Other Fees             $2,207,000
                                     ---------

       Total Fees                   $4,394,000
                                     =========


(1) These amounts represent fees for audits of benefit plans, acquisition assistance and work performed in connection with registration statements.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The report of the Executive Compensation Committee of the Board is set out below, together with certain other information regarding the compensation of the Company's executive officers.

Report of Executive Compensation Committee

     The Executive Compensation Committee (the "Committee") is comprised of all of the independent non-employee directors of the Company. The Committee is responsible for administering compensation programs that make it possible for the Company to attract and retain employees with the skills and attitudes necessary to provide the Company with a fully competitive and capable management.

     The Executive Compensation Committee seeks to provide competitive levels of total compensation for the Company's key executives through a mix of base salaries, annual incentive pay, long term incentives and other benefits. The Committee believes that incentive or "at risk" compensation is a key ingredient in motivating executive performance to maximize stockholder value and align executive performance with company objectives. The Committee targets total compensation to be competitive at the third quartile level of a peer group of comparable energy and chemical companies, which includes companies constituting the S&P Domestic Integrated Oil Index referred to in the Performance Graph on Page 23, as well as other comparable energy and chemical companies selected with the assistance of an independent consulting firm to be representative of the Company's size and business activities (the "Comparison Group"). Since the Company has a substantial amount of its business outside the United States, its compensation policies must also be internationally competitive and flexible. This enables the Company to attract and retain high-quality management and to compete globally.

Base Salaries

     In reviewing and determining base salaries for executive officers, the Committee annually reviews current competitive market compensation data of the Comparison Group prepared by an independent consulting firm. The Committee's policy is to set executive officers' base salaries at or near the third quartile of base salaries of the Comparison Group to enable the Company to attract and retain key executives. The Committee takes into consideration individual
performance,   based  on  the  Chief  Executive  Officer's   evaluation  of  the
performance of executive officers and the Committee's evaluation of the performance of the Chief Executive Officer, as well as job related experience and tenure. No specific weight is assigned to any individual factor in determining salaries.

Annual Incentive Compensation

     The Company's Annual Incentive Compensation Plan (the "AICP") is an incentive compensation plan for Company officers that provides incentive compensation based on the performance of the Company's operating divisions relative to the performance of peer comparison groups. Performance thresholds established annually by the Committee must be achieved before officers qualify for AICP awards.

     Each year, the Committee establishes an award target for each executive officer. The Committee determines award targets based on each officer's level of responsibility and targets the third quartile of the Comparison Group competitive data. In 2000, the Committee set award targets that ranged from 35% to 90% of base salary. An executive officer may receive up to 200% of the officer's award target if performance objectives are exceeded and the officer's performance excels. The amount of an officer's award may be reduced or eliminated by the Committee based on the officer's individual performance.

     During 2000, Kerr-McGee Corporation continued the momentum it created in 1999. Higher earnings and cash flow helped to increase shareholders' equity by 76% and to substantially pay down debt resulting in a net debt-to-capitalization ratio of 46% while funding nearly $1 billion of acquisitions. Since 1998, the Company has more than doubled its assets, to $7.7 billion.

     Kerr-McGee's oil and gas exploration and production activities generated record operating profits during 2000. Finding and development costs for the year were $4.81 per barrel of oil equivalent. The success of exploration programs coupled with strategic acquisitions resulted in overall production replacement of 255%, with nearly 170% coming from the drill bit. Production volumes in 2000 averaged about 207,000 barrels of oil per day and 531 million cubic feet of natural gas per day.

     During 2000, the Company achieved initial production at three new Gulf of Mexico projects - Garden Banks 184, Conger and Northwestern, and announced three major discoveries - Leadon in the North Sea, Gunnison in the Gulf of Mexico and Bohai Bay 05/36 in China. At the end of 2000, six major projects were in development - Nansen and Boomvang in the Gulf of Mexico; Leadon and Skene in the
U. K. sector of the North Sea; Bayu-Undan offshore Australia; and Betara in Indonesia, and three fields were being appraised for future development - Gunnison, Bohai Bay 04/36 and Bohai Bay 05/36. The Company's accomplishments in 2000 also included the completion of the acquisition of the North Sea oil and gas operations of Repsol, adding proved reserves of nearly 100 million barrels of oil equivalent, and solidifying the Company's position as the number one U.
S. independent operator in the U.K. sector of the North Sea.

     During 2000, Kerr-McGee grew its acreage inventory of prospects in high-potential trends worldwide by approximately 25%, adding 14 million acres, virtually all in water depths greater than 1,000 feet. The Company's oil and gas activities are located in 15 countries that span six continents, with deepwater acreage in nine countries. The Company is the number one independent acreage holder in the deepwater Gulf of Mexico, with more than 300 blocks under lease.

     With respect to its Chemical unit, Kerr-McGee completed a major titanium dioxide pigment acquisition in 2000 that increased its equity production capacity by 60%, making it the third-largest producer in the world, with annual gross production capacity of more than 600,000 tonnes. The acquisition of additional plant facilities in Savannah, Georgia, and Botlek, Netherlands, provided the Company with two additional chloride platforms for expansion in the United States and European markets. Production, sales volumes and operating profits of the Company's titanium dioxide pigment operations set all-time records in 2000. Pretax operating profit from pigment operations generated gross margins of 17%.

     The Company also achieved an additional $100 per tonne operating cost reduction at its Hamilton, Mississippi, titanium dioxide plant, and started a 9,000-tonne-per-year capacity expansion at the Kwinana, Australia, plant. The Company also completed the divestiture of its 25% equity interest in a joint venture in Saudi Arabia as part of its strategy to move away from non-operated, small-interest ventures.

Long Term Incentives

     The Committee believes that ownership of Company stock by the Company's executive officers promotes commitment to the long-term success of the Company. Stock ownership guidelines expressed as a multiple of each officer's base salary have been established for the Company's executive officers. The Committee periodically reviews the guidelines and each officer's stock ownership.

     The Committee also believes that stock-based compensation establishes a direct relationship between the compensation of executives and the interests of the Company's Stockholders. The Stockholders have approved the use of Company stock in the form of stock options and restricted stock awards to provide long-term incentive compensation for the Company's key executives. The Committee believes that equity incentives are an important tool for attracting and retaining key employees by rewarding long term management performance based on objectively measured results.

The aggregate value of stock options and restricted stock granted to each executive officer, including the CEO, is based on a percentage of the individual's salary. The percentage is set annually by the Committee after considering each officer's performance, level of responsibility and prior awards. The Committee relies on surveys and reports by an independent consulting firm as to competitive awards made within the Comparison Group, and targets the third quartile of the Comparison Group. The number of stock options granted in 2000 to Mr. Corbett and the four other highest paid executive officers is set forth in the Option Grants Table on Page 18. The amount of restricted stock granted in 2000 to Mr. Corbett and the four other highest paid executive officers is set forth in the Summary Compensation Table on Page 16.

     The Company's Long Term Incentive Plan was approved by Stockholders on May 9, 2000. The Committee expects that all income that may be received through restricted stock and stock options granted in 2000 to executive officers will qualify as performance-based compensation as defined under Section 162(m) of the Internal Revenue Code ("Code").

Compensation of the Chief Executive Officer

     The Chief Executive Officer's compensation is determined in accordance with the policies described above. In recommending Mr. Corbett's base salary, the Committee considers competitive salaries of Chief Executive Officers for comparable energy and chemical companies within the Comparison Group as compiled by an independent consulting firm. On the Committee's recommendation, the Board increased Mr. Corbett's annual base salary to $900,000 on January 11, 2000.

     Mr. Corbett's incentive compensation under the AICP for 2000 will be determined in May 2001. The Committee will consider the Company's substantial accomplishments under Mr. Corbett's leadership in 2000, with no specific weight assigned to any single accomplishment.

     Under Mr. Corbett's leadership, the Company had record earnings for the year. These earnings and cash flow helped to increase shareholders' equity by 76% and to substantially pay down debt resulting in a net debt-to-capitalization ratio of 46% at year end while funding nearly $1 billion of acquisitions.

     The Committee also will consider Mr. Corbett's leadership in completing the acquisition from Repsol of certain North Sea oil and gas operations, reducing oil and gas finding and development costs, accomplishing initial production at three new Gulf of Mexico projects, and the development of six major projects now underway in the Gulf of Mexico, North Sea, Indonesia and offshore Australia. In addition, consideration will be given to his significant role in the acquisition of Kemira's Savannah, Georgia and Botlek, Netherlands titanium dioxide pigment plants that increased the Company's equity production capacity by 60%, making the Company the third-largest producer in the world.

     The Committee believes that executive compensation arrangements for 2000 appropriately reflect its policy to align executive compensation with overall business strategy, values and management initiatives and to ensure that the Company's goals and performance are consistent with the interests of its Stockholders.

Federal Income Tax Deductibility

     Code Section 162(m) generally limits the corporate deduction on compensation paid to the Chief Executive Officer and to the next four highest paid officers to $1 million each during any fiscal year unless such compensation meets certain performance-based requirements. In May 1998, the Company's Annual Incentive Compensation Plan was approved by Stockholders. The Committee believes that incentive compensation paid under the plan constitutes "performance based" compensation that is exempt from the deduction limit.

Submitted By:

Executive Compensation Committee
--------------------------------

   William E. Bradford, Chairman
   Sylvia A. Earle
   David C. Genever-Watling
   Martin C. Jischke
   William C. Morris
   John J. Murphy
   Leroy C. Richie
   Matthew R. Simmons
   Farah M. Walters
   Ian L. White-Thomson



Summary of Cash and Certain Other Compensation

     The following table contains individual compensation information for the Chief Executive Officer and for the next four highest paid executive officers for services rendered in all capacities for the fiscal years ended December 31, 2000, 1999 and 1998.


                                                     SUMMARY COMPENSATION TABLE



                                                                                   Long Term
                                         Annual Compensation                 Compensation Awards
                                    ------------------------------------   -------------------------

                                                                                             No. Of
                                                                           Restricted     Securities
Name and                                                  Other Annual     Stock          Underlying     All Other
Principal Position         Year      Salary     Bonus     Compensation(1)  Award(s)(2)(6) Options(3)   Compensation(4)
------------------         ----      ------     -----     ---------------  -------------- ----------   ---------------

Luke R. Corbett,           2000    $892,596       *          $66,750       $1,897,500      150,000        $ 53,556
Chairman of the            1999     717,500   730,000          -----                0       75,000          43,050
Board and Chief            1998     653,077   215,000          -----                0       60,000          39,185
Executive Officer

Kenneth W. Crouch,         2000     395,769       *            -----          316,250       35,000          23,746
Senior Vice President,     1999     293,077   250,000          -----                0       17,500          15,877
Exploration & Production   1998     238,846    50,000          -----                0       10,000          14,331

Robert M. Wohleber,(5)     2000     375,000       *            -----          126,500       15,000          22,500
Senior Vice President and  1999      25,962    20,000          -----          232,500       25,000           1,558
Chief Financial Officer

William P. Woodward,       2000     357,461       *            -----          284,625       25,000          21,448
Senior Vice President,     1999     291,923   230,000          -----                0       17,500          17,515
Chemical                   1998     226,539    50,000          -----                0       10,000          13,592

Gregory F. Pilcher,        2000     292,424       *            -----          253,000       25,000          17,545
Senior Vice President,     1999     195,968   110,000          -----                0            0          11,758
General Counsel and        1998     154,927    20,000          -----                0        1,500           9,296
Secretary


*  Bonus will be determined in May 2001.
 See "Report on Executive Compensation on Page 11.


(1) Perquisite or other personal benefits received from the Company that exceed reporting thresholds established by Securities and Exchange Commission regulations.

(2) Restricted stock grants are valued based on the closing price of the stock on the New York Stock Exchange on the date of grant.

(3) The Company has never granted Stock Appreciation Rights ("SARs") not attached to a stock option and has not granted SARs attached to a stock option since January 1991.

(4) Consists of 401(k) Company contributions pursuant to the Employee Stock Ownership Plan and amounts contributed under the nonqualified benefits restoration plan. Company contributions pursuant to the Employee Stock Ownership Plan for 2000 were $10,200 each to Messrs. Corbett, Crouch, Wohleber, Woodward and Pilcher. Amounts contributed under the nonqualified benefits restoration plan for 2000 on behalf of Messrs. Corbett, Crouch, Wohleber, Woodward and Pilcher were: $43,356, $13,546, $12,300, $11,248 and $7,345, respectively. The amounts contributed by the Company to the Kerr-McGee Corporation Benefits Restoration Plan on behalf of such persons are identical to the amounts that would have been contributed pursuant to the Employee Stock Ownership Plan except for Internal Revenue Code limitations.

(5) Mr. Wohleber began employment with the Company on December 1, 1999 as Chief Financial Officer.

(6) As of December 31, 2000, the aggregate number of shares of restricted stock held by the named officers and the market value of that stock, based on the closing price of the Company's common stock on the New York Stock Exchange on December 31, 2000 was: Luke R. Corbett, 30,000 shares, $2,008,200;
     Kenneth W. Crouch, 5,000 shares, $334,700; Robert M. Wohleber, 6,000 shares, $401,640; William P. Woodward, 4,500 shares, $301,230; and, Gregory
     F. Pilcher, 4000 shares, $267,760. Dividends are paid to the holders of restricted stock.

Stock Options

         The following table contains information concerning stock options granted during the fiscal year ended December 31, 2000 to the Chief Executive Officer and the next four highest paid executive officers:


                                           OPTION GRANTS IN LAST FISCAL YEAR
                                         Percent
                         No. of          of Total
                         Securities      Options
                         Underlying      Granted to           Per Share
                         Options         Employees in         Exercise                           Grant Date
       Name              Granted (1)     Fiscal Year 2000     Price       Expiration Date  Present Value(2)
----------------------   -------------   ----------------     ----------  ---------------  -----------------

Luke R. Corbett           150,000            20.85%         $ 63.5313      January 11, 2010      $2,872,500
Kenneth W. Crouch          35,000             4.86%           63.5313      January 11, 2010         670,250
Robert M. Wohleber         15,000             2.08%           63.5313      January 11, 2010         287,250
William P. Woodward        25,000             3.47%           63.5313      January 11, 2010         478,750
Gregory F. Pilcher         25,000             3.47%           63.5313      January 11, 2010         478,750



(1) All stock options granted in 2000 were nonqualified stock options. The exercise price per option is 100% of the fair-market value of a share of Common Stock on the date of grant. No option expires more than ten years from the date of grant. At or after the grant of an option, the Executive Compensation Committee ("Committee") may, in its discretion, grant a participant a SAR. A SAR is only exercisable during the term of the associated option. No SARs were granted in 2000, nor have any been granted since 1991. Upon a change in control, all options and any accompanying SARs held for more than six months become immediately exercisable in full. For all options granted in 2000, a change in control shall be deemed to have occurred (a) if any person acquires 25% or more of the Company's outstanding Common Stock; (b) with certain exceptions, the Stockholders approve a merger or consolidation of the Company with any other corporation; (c) the Stockholders approve a complete liquidation or disposition of all of the Company's assets, or (d) if, with certain exceptions, a change in the majority of the Board of Directors occurs within a period of 24 months.

(2) The present value of stock option grants was computed in accordance with the Black-Scholes option pricing model, with assumptions consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," as permitted by the rules of the Securities and Exchange Commission. Key assumptions used under the Black-Scholes model include: (a) an expected option term of 5.8 years, (b) interest rate of 6.58%, which represents the U.S. Treasury Strip Rate at the date of grant with maturity corresponding to the expected option term, (c) stock price volatility of 31.34% calculated using monthly stock prices for the 36 months prior to the date of the grant, and (d) dividends at an average annual dividend yield of 3.11%. Based on the
Black-Scholes model, the value on January 11, 2000, was $19.15 per option. The Company believes, however, that it is not possible to accurately determine the value of options at the time of grant using any option pricing model, including Black-Scholes. Use of any option pricing model to value options requires assumptions about future events that may prove to be inaccurate.

Option/SAR Exercises and Holdings

     The following table contains information with respect to options/SARs exercised during 2000 and the value of unexercised options/SARs held as of December 31, 2000 for the Chief Executive Officer and the next four highest paid executive officers.



                                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                        Number of Securities
                                                        Underlying Unexercised         Value of Unexercised
                                                        Options/SARs at                In-the-Money Options/SARs
                                                        December 31, 2000              at December 31, 2000 (1)
                                                      -------------------------        -------------------------
                      Shares Acquired   Value
Name                  On Exercise (#)   Realized    Exercisable   Unexercisable      Exercisable     Unexercisable
----                  ---------------   ---------   -----------   --------------    -------------    --------------

Luke R. Corbett            1,800        $ 29,644      245,200        220,000          $2,876,297      $1,992,489
Kenneth W. Crouch         10,333         196,684       18,666         50,001              62,974         455,220
Robert M. Wohleber        ------         -------        8,333         31,667              80,205         211,513
William P. Woodward       ------         -------       25,400         40,001             271,830         421,158
Gregory F. Pilcher        ------         -------        5,100         25,500              44,744          89,921


(1) Options/SARs are "in the money" if the fair-market value of the Common Stock exceeds the exercise price. At December 31, 2000, the closing price of the Common Stock on the New York Stock Exchange was $66.9375.

Retirement Plans

     The Company maintains retirement plans for all employees, including officers. The following table illustrates the pension benefits that may accrue to executive officers under the Company's retirement plans assuming various service periods. The table shows the estimated annual pension benefits payable to a covered participant at normal retirement age. Pension benefits include benefits payable under the Company's qualified defined benefit plan and the Company's nonqualified benefits restoration plan ("BRP"). The BRP provides benefits that would be provided under the qualified defined benefit plan but for certain Internal Revenue Code limitations on qualified plan benefits.



                                         RETIREMENT PLAN TABLE

      Average Annual           15 Years        20 Years         25 Years        30 Years         35 Years
      Compensation             Service         Service          Service         Service          Service
     ----------------         ----------      ----------       ----------      ----------       ----------
       $  400,000              $ 97,421        $129,895         $162,368        $194,841        $  209,841

          600,000               147,421         196,561          245,702         294,842           317,342

          800,000               197,421         263,228          329,035         394,842           424,842

        1,000,000               247,422         329,895          412,369         494,842           533,342

        1,200,000               297,422         396,562          495,702         594,842           639,842

        1,400,000               347,422         463,229          579,036         694,842           747,342

        1,600,000               397,422         529,895          662,369         794,843           854,843

        1,800,000               447,422         596,562          745,703         894,843           962,343

        2,000,000               497,422         663,229          829,037         994,843         1,069,843



     Covered compensation under the retirement plans consists of salary, bonus and pretax Section 125 and 401(k) benefit contributions, all based on the highest 36 consecutive months out of the last 120 months prior to retirement. Amounts shown are computed on a straight life annuity basis. As of December 31, 2000, Mr. Corbett had 15 years of credited service; Mr. Crouch, 26; Mr. Wohleber, 1; Mr. Woodward, 28; and, Mr. Pilcher, 8.

     The Company's  Supplemental  Executive  Retirement  Plan ("SERP"),  adopted effective January 1, 1991, is a defined benefit plan administered by the Executive Compensation Committee. The SERP, as amended, provides supplemental retirement benefits to certain key senior executives selected by the Executive Compensation Committee. Full benefits are payable upon retirement on or after age 60. Reduced benefits are payable upon retirement on or after age 52. SERP benefits are paid in an actuarially determined lump sum calculated to approximate a life annuity. The amount of the benefit is equal to a portion of the participant's final average monthly compensation less the sum of (1) the participant's monthly primary social security benefit and (2) the participant's monthly benefits payable under the Company's other defined benefit plans. The portion of a participant's final average monthly compensation used to determine SERP benefits varies from 40% to 70% and depends on the participant's age at retirement and other factors. As of December 31, 2000, the estimated lump sum SERP benefit payable upon retirement to the executive officers named in the Summary Compensation Table, assuming (i) retirement at age 60, and (ii) salaries are maintained at their current level, is: Mr. Corbett, $5,775,987; Mr. Crouch, $1,171,109; Mr. Wohleber, $968,817; Mr. Woodward, $412,194; and Mr. Pilcher,
789,607.

Continuity Agreements

     Continuity Agreements between the Company and its executive officers and certain key employees, including Messrs. Corbett, Crouch, Wohleber, Woodward and Pilcher, provide certain benefits in the event of a qualifying termination that occurs in connection with a "change in control" of the Company.

     In the event of a qualifying termination of employment within two years after a change in control, such executive will be entitled to receive:

* A lump sum cash payment equal to three times the executive's annual base salary, bonuses and perquisites (with such perquisites calculated at 7% of the executive's annual base salary);

* Any accrued but unpaid compensation (including the pro-rata amount of any bonus); and

* An amount representing additional savings plan contributions for a three-year period plus the present value of lost pension benefits under the Company's qualified defined benefit pension plans after giving effect to five years of credit for age and service in the benefit calculation.

     If the payment made to the officer causes the officer to be subject to an excise tax because the payment is a "parachute payment" (as defined in the Code), then the payment shall be grossed up to compensate the executive for the excise tax. In addition, in the event of a qualifying termination, the officer will be entitled to:

*    A continuation of welfare benefits for up to three years;

*    Outplacement services;

* Acceleration of vesting of all equity and equity-based awards, unless such acceleration would adversely affect pooling-of-interests accounting.

* Amounts that such officer would otherwise be entitled to receive under Kerr-McGee's Supplemental Executive Retirement Plan (SERP) described more fully in the "Retirement Plans."

     A Change in Control means (a) a change in any two-year period in a majority of the members of the Board of Directors of the Company as defined in the agreement, (b) any person becomes the beneficial owner, directly or indirectly, of 25% or more of the Company's outstanding Common Stock, (c) with certain exceptions, the approval by the Company's Stockholders of the merger or consolidation of the Company with any other corporation, or (d) if a majority of the members of the Board of Directors in office immediately prior to a proposed transaction determine by written resolution that such proposed transaction, if undertaken, will be deemed a Change in Control and such proposed transaction is effected.

     The Company also has made provision under its Benefits Restoration Plan and the SERP for the crediting of additional years of age and service to certain executive officers, including those named in the Summary Compensation Table, whose employment is terminated under the circumstances described above following a change in control of the Company.

     The merger between the Company and Oryx Energy Company on February 26, 1999 constituted a "change of control" under predecessor continuity agreements that were in existence on the date of the merger. If within three years of February 26, 1999, Mr. Corbett or Mr. Crouch's employment is terminated by the Company for reason other than "cause" as defined, or by the officer for "good reason", such officer will be entitled to receive a maximum lump sum cash payment equal to three times the officer's annual base salary. If the payment made to the officer causes the officer to be subject to an excise tax because the payment is a "parachute payment"(as defined in the Code), then the payment shall be reduced to the extent necessary so that no portion thereof is subject to the excise tax, but only if such reduction increases the net after-tax benefit received by the officer. In addition, upon such termination, the officer will be entitled to receive amounts that such officer would otherwise have been entitled to receive under the SERP described more fully under the section above entitled "Retirement Plans".

     In the event of such person's termination of employment within the three year period for one of the reasons described above, currently the payments under the agreements in effect on February 26, 1999 will be approximately $3,075,000 for Mr. Corbett and $1,350,000 for Mr. Crouch. Any such payments would be credited against payments, if any, due under the current Continuity Agreements described above.

Performance Graph

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total return to Stockholders on the Company's Common Stock against the cumulative total return of the S&P 500 Index and the S&P Domestic Integrated Oil Index for the five-year period 1996 through 2000.

                                    [GRAPH]


                            CUMULATIVE TOTAL RETURN
         Based upon an initial investment of $100 on December 31, 1995 with dividends reinvested

                      Dec-95   Dec-96   Dec-97   Dec-98   Dec-99   Dec-00
Kerr-McGee Corp.        $100     $116     $105      $66     $111     $124
S&P 500                 $100     $123     $164     $211     $255     $232
S&P Oil (Domestic
Integrated) Index       $100     $126     $150     $122     $152     $177




                              STOCKHOLDER PROPOSALS

* Stockholder proposals for the 2002 Annual Meeting must be received at the principal executive offices of the Company no later than November 23, 2001 to be considered for inclusion in the Proxy Statement and form of proxy relating to the Annual Meeting in 2002.

* For any other proposal that a shareholder wishes to have considered at the Annual Meeting in 2002, the Company must have received written notice of such proposal during the period beginning February 7, 2002 and ending February 27, 2002.

* Proposals which are not received by the dates specified will be considered untimely. In addition, proposals must comply with the ByLaws of the Company and the rules and regulations of the Securities and Exchange Commission.


                             EXPENSE OF SOLICITATION

     The cost of this proxy solicitation is being borne by the Company. To assist in the proxy solicitation, the Company has engaged Georgeson & Co. for a fee of $13,500 plus out-of-pocket expenses. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail, Internet, telephonic or facsimile communications or meetings with Stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation for doing so.

                              OWNERSHIP OF STOCK OF
                                   THE COMPANY

     To the best of the Company's knowledge, no person beneficially owned more than 5% of any class of the Company's outstanding voting securities at the close of business on March 1, 2001, except as set forth below:


                   Name and Address of         Amount and Nature of     Percent
Title of Class     Beneficial Owner            Beneficial Ownership     of Class
--------------     -------------------         --------------------     --------

Common Stock       AXA Group of Entities (1)        8,749,695              9.3%

*  Based on outstanding shares as of December 31, 2000 totaling 94,461,271



(1) Refers to the following wholly-or majority-owned subsidiaries of AXA Group of Entities: Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105; The Equitable Life Assurance
         Society of the United States, 1290 Avenue of the Americas, New York, New York 10104; and, AXA, 25, Avenue Matignon, 75008 Paris, France. Based on a Schedule 13G for the year ended December 31, 2000 filed by
         AXA:

         (a) Alliance Capital Management L.P. has sole power to vote 3,201,047 shares, sole power to dispose of 7,038,681 shares and shared power to vote 2,876,975 shares, but does not hold any shares over which it has shared disposition power.

         (b) The Equitable Life Assurance Society of the United States has sole power to vote 712,845 shares, sole power to dispose of 712,845 shares, but does not hold any shares over which it has shared power to vote or shared disposition power.

         (c) AXA has sole power to vote 12,278 shares and sole power to dispose of 12,278 shares, but does not hold any shares over which it has shared voting or shared disposition power.

         (d) AXA Investment Managers - France, has sole power to vote 243,291 shares and sole power to dispose of 243,291 shares, but does not hold any shares over which it has shared voting or shared disposition power.

         (e) AXA Investment Managers - U.K. has sole power to vote 666,800 shares and sole power to dispose of 666,800 shares, but does not hold any shares over which it has shared voting or shared disposition power.

         (f) AXA Rosenberg (U.S.) has sole power to vote 55,300 shares, and shared power to dispose of 75,800 shares, but does not hold any shares over which it has shared power to vote or shared disposition power.


                                  SECTION 16(a)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and Stockholders owning more than 10% are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the information furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2000, the Company is not aware of any failure to comply with applicable Section 16(a) filing requirements.

                                  OTHER MATTERS

     The Company does not know of any matters to be presented at the meeting other than those set out in the notice preceding this Proxy Statement. If any other matters should properly come before the meeting, it is intended that the persons named on the enclosed proxy will vote said proxy on such other matters at their discretion.


                               Gregory F. Pilcher
                                    Secretary



                                    Exhibit A
                             KERR-MCGEE CORPORATION
                             AUDIT COMMITTEE CHARTER


                       Amended and Restated March 13, 2001


PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overseeing and reviewing the financial reports, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the Company's legal compliance and ethics programs as established by management and the Board.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, accountants, or other experts for this purpose.


MEMBERSHIP
--------------------------------------------------------------------------------

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, and who otherwise are independent under the Rules of the New York Stock Exchange; and

2. Who, as determined by the Board, are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members and Chair of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board for a one-year term and shall serve until their successors shall be duly elected and qualified.


KEY RESPONSIBILITIES
--------------------------------------------------------------------------------

The Committee's job is one of oversight, and the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent public accountants' work. The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide, as appropriate, given the circumstances.

* The Committee shall review with management and the independent public accountants the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the independent public accountants the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

* As a whole, or through the Committee Chair, the Committee shall discuss with financial management and the independent public accountants the matters required to be discussed by SAS No. 61, as applicable, on an interim basis.

* The Committee shall discuss with management, the director of internal auditing, and the independent public accountants the quality and adequacy of the Company's internal controls, including the scope of the audits to be performed by the internal auditing department and independent public accountants, and the results thereof.

* The Committee shall review with management and the director of internal auditing the effectiveness of the Company's system for monitoring compliance with laws and regulations.

* The Committee shall request from the independent public accountants annually a formal written statement delineating all relationships between the independent public accountants and the Company consistent with Independence Standards Board Standard No.1. The Committee shall review with the independent public accountants, and discuss with the Board, if necessary, any such disclosed relationships or any other relationships that may adversely impact the independence of said accountants.

* The Committee and the Board shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate, and where appropriate, replace the independent public accountants. The independent public accountants are ultimately accountable to the Board of Directors and the Committee.

* The Committee shall meet with the director of internal auditing and the independent public accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

* The Committee shall review the adequacy of this Charter on an annual basis.



                                 March 23, 2001



To:      Participants In The Kerr-McGee Corporation
         SAVINGS INVESTMENT PLAN and/or the
         EMPLOYEE STOCK OWNERSHIP PLAN Dated September 12, 1989:

As a participant in the Kerr-McGee Corporation Savings Investment Plan ("SIP") and/or the Kerr-McGee Corporation Employee Stock Ownership Plan dated September 12, 1989 ("ESOP"), you owned shares of Common Stock of the Company on March 9, 2001, the record date for stockholders entitled to vote at the annual stockholders' meeting to be held on May 8, 2001. This stock is held in trust by Putnam Fiduciary Trust Company, as Trustee for the SIP and State Street Bank and Trust Company, as Trustee for the ESOP.

Each plan provides that the shares of Common Stock of the Company which have been allocated to your account will be voted by the Trustees in accordance with your instructions. Both the SIP and ESOP provide that shares allocated to participants for which no Voting Instructions are received shall be voted by the Trustees in the same proportion as those allocated shares for which instructions are received. The ESOP also provides that shares which have not yet been allocated (approximately 1,007,959 shares) shall also be voted by the Trustees in the same proportion as those allocated shares for which instructions are received.

Your vote is important and you are urged to vote promptly! If the Trustees do not receive Voting Instructions from you, the shares in both plans for which no instructions are received and the unallocated shares in the ESOP will be voted in the same proportion as the total shares for which instructions are received by the Trustees.

Enclosed for your information and use are the following:

1. Notice of the Annual Meeting and Proxy Statement. (Since your shares will be voted through the Trustees, the enclosed Voting Instructions replace the Proxy referred to in the Proxy Statement.)

2. Voting Instructions to the Trustee for each plan for your use in directing the Trustees to vote your shares.

3. A postage-paid, self-addressed envelope for your use in returning your Voting Instructions to UMB BANK N.A. which will tabulate the Voting Instructions for each Trustee.

                                            Very truly yours,

                                            KERR-McGEE CORPORATION
                                            BENEFITS COMMITTEE


                                            By:_______________________
                                                John M. Rauh, Chairman



                           KERR-MCGEE CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                   May 8, 2001

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned  hereby appoints Luke R. Corbett,  Gregory F. Pilcher and Robert
M. Wohleber, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Kerr-McGee Corporation held of record by the undersigned on March 9, 2001, at the Annual Meeting of Stockholders to be held on May 8, 2001, or any adjournment thereof (1) as hereinafter specified on the matters as more particularly described in the Company's Proxy Statement and (2) in their discretion on any such other business as may properly come before the meeting.


                   UNLESS VOTING BY TELEPHONE OR THE INTERNET,
 PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE



Please sign exactly as your name appears on the reverse side of this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign the full name of the corporation by the president or other authorized officer. If a partnership, please sign the name of the partnership by an authorized person.


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

------------------------                ------------------------
------------------------                ------------------------
------------------------                ------------------------



                               VOTING INSTRUCTIONS
Kerr-McGee offers three convenient ways to vote your stock. You may vote your stock 24 hours a day, 7 days a week, either using a touch-tone telephone or through the Internet. You may also vote by mail. Your telephone or Internet vote authorizes the named proxies to vote your stock in the same manner as if you marked, signed and returned your proxy card.

TO VOTE BY PHONE: CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-758-6973 ----------------- You will be asked to enter the Control Number located on the reverse side of the proxy card above your name and address. Then simply follow the instructions. Please note that all votes by telephone must be received by 5 p.m.
                       (Central Time) on May 7, 2001.

TO VOTE BY INTERNET: GO TO THE WEB SITE ADDRESS: http://www.umb.com/proxy -------------------- and follow the instructions on the screen. You will be asked to enter the Control Number  located on the reverse
                       side of this card above your name and  address.    Please
                       note that all votes through the Internet must be received by 5 p.m. (Central Time) on May 7, 2001.

TO VOTE BY MAIL: Simply mark, sign, date and detach your proxy card and return it in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card. Please note that all votes by mail must be received by 9 a.m. (Central Time) on May 8, 2001.

                       Your vote is important.  Thank you for voting.




[X]    PLEASE MARK VOTES
       AS IN THIS EXAMPLE




---------------------------------------
           KERR-McGEE CORPORATION
---------------------------------------


CONTROL NUMBER:




Please be sure to sign and date this Proxy.  Date_________

     Shareholder sign here            Co-owner sign here


DETACH CARD



THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ITEMS 1 AND 2

1. Election of Directors              For All      Withhold    For All
                                      Nominees     From All    Except


   (01) William E. Bradford             [ ]           [ ]         [ ]
   (02) Luke R. Corbett
   (03) David C. Genever-Watling
   (04) William C. Morris
   (05) Farah M. Walters

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) you do not support. Your shares will be voted for the remaining nominees.

                                        For     Against   Abstain


2. Ratify the appointment of            [ ]       [ ]       [ ]
   Arthur Andersen LLP as the
   Company's independent public
   accountants.




   Mark box at right if an address                [ ]
   change or comment has been noted
   on the reverse side of this card.


                                           DETACH CARD



                     VOTING INSTRUCTIONS TO THE TRUSTEES

                       For Annual Stockholders' Meeting Of
                             Kerr-McGee Corporation
                            To Be Held On May 8, 2001

Putnam Fiduciary Trust Company, Trustee     State Street Bank and Trust Company,
Kerr-McGee Corporation                        Trustee
Savings Investment Plan                     Kerr-McGee Corporation
859 Willard Street                          Employee Stock Ownership Plan
Quincy, Massachusetts 02269-9110            P. O. Box 1994
                                            Boston, Massachusetts 02101

I hereby direct that all my shares of Kerr-McGee Corporation Common Stock ("Common Stock"), the voting of which I am entitled to direct pursuant to the Kerr-McGee Corporation Savings Investment Plan ("SIP") and the Kerr-McGee Corporation Employee Stock Ownership Plan ("ESOP"), be voted by Putnam Fiduciary Trust Company (as Trustee of the SIP) and State Street Bank and Trust Company (as Trustee of the ESOP) at the Annual Meeting Of Stockholders on May 8, 2001.


         THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ITEMS 1 and 2


The Trustee will vote your shares as you direct. If you sign, but do not give any instructions or give partial instructions with respect to either the SIP or the ESOP, the Trustee for the Plan will vote FOR Items 1 and 2. Please sign exactly as your name appears in the address.

If you do not return your voting instructions to the Trustees, the shares for which no instructions are received will be voted in the same proportion by each Trustee as the total shares for which instructions are received by such Trustee.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

------------------------                     ------------------------
------------------------                     ------------------------
------------------------                     ------------------------


                               VOTING INSTRUCTIONS

Kerr-McGee offers three convenient ways to instruct the Trustee how to vote your stock. You may instruct the Trustee 24 hours a day, 7 days a week, either using a touch-tone telephone or through the Internet. You may also instruct the Trustee by mail. Your telephone or Internet instruction authorizes the Trustee how to vote your stock in the same manner as if you marked, signed and returned voting instructions.

TO VOTE BY PHONE:       CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE  1-800-758-6973
-----------------       You  will  be  asked to enter the Control Number located
                        on the reverse side of the card above your name and address. Then simply follow the instructions. Please note that all instructions by telephone must be received by 5 p.m. (Central Time) on May 7, 2001.

TO VOTE BY INTERNET: GO TO THE WEB SITE ADDRESS: http://www.umb.com/proxy -------------------- and follow the instructions on the screen. You will be asked to enter the Control Number located on the reverse side of this card above your name and address. Please note that all instructions through the Internet must be received by 5 p.m. (Central Time) on May 7, 2001.

TO VOTE BY MAIL:        Simply mark, sign, date and detach this card and  return
----------------        it in  the enclosed  postage-paid envelope.   If you are
                        voting by  telephone or the Internet, please do not mail
                        your   voting  instructions.    Please   note   that all
                        instructions by mail must be received by 9 a.m. (Central
                        Time) on May 8, 2001.

                        Your vote is important.  Thank you for voting.


[X]    PLEASE MARK VOTES
       AS IN THIS EXAMPLE


The Trustees are authorized to grant the proxies authority to vote in their discretion upon such other business as may properly come before the meeting. Because the SIP and ESOP are separate plans, you are entitled to vote separately the shares of Kerr-McGee Corporation Common Stock you hold in each plan.

----------------------------------
      KERR-McGEE CORPORATION
----------------------------------


CONTROL NUMBER:



Please be sure to sign and date this Proxy.  Date_________

     Participant sign here

DETACH CARD




1. Election of Directors               For All      Withhold    For All
                                       Nominees     From All    Except


   (01) William E. Bradford              [ ]           [ ]         [ ]
   (02) Luke R. Corbett
   (03) David C. Genever-Watling
   (04) William C. Morris
   (05) Farah M. Walters

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) you do not support. Your shares will be voted for the remaining nominees.

                                            For     Against   Abstain


2. Ratify the appointment of                [ ]        [ ]       [ ]
   Arthur Andersen LLP as the
   Company's independent public
   accountants.


   Mark the box at right if you wish to vote separately          [ ]
   on the two plans and indicate your desired vote in the comment field.



   Mark box at right if an address change or comment has         [ ]
   been noted on the reverse side of this card.


                                           DETACH CARD